October 31, 2016

KULR Technology Corporation

Attn: Timothy R. Knowles, Director and CTO

6355 Nancy Ridge Dr.

San Diego, CA 92121

Re:	Proposed Merger or Similar Transaction Between KULR Technology Corporation, a Delaware corporation (“KULR”) and KT High-Tech Marketing, Inc., a Delaware corporation (the “KT”)

Dear Mr. Knowles:

We are pleased to submit this Letter of Intent (“LOI”) whereby KT proposes enter into a Merger Agreement or similar transaction with KULR. These terms are not comprehensive and we expect that additional terms, including reasonable representations and warranties, will be incorporated into a final agreement (the “Definitive Agreement”) to be negotiated. The parties acknowledge and agree that the provisions of this LOI shall constitute the non-binding understandings of the parties with respect to a possible transaction except as expressly otherwise provided herein, it being understood that the parties’ obligation to consummate the transactions will be subject to, among other things, the negotiation and execution of the Definitive Agreement.

Item	Description
1. Merger

Under the Definitive Agreement: (i) KT, or a wholly-owned subsidiary of KT, with acquire all of the issued and outstanding capital stock of KULR, and (ii) the stockholders of KULR shall be issued, in exchange, newly-issued shares of capital stock of KT constituting not less than a majority of the issued and outstanding capital stock of KT upon closing.

2. Closing

The anticipated closing date for the signing of the Definitive Agreement and closing of the Merger contemplated hereby shall be on or before February 10, 2017 (the “Closing Date.”) The Closing Date may be extended by written agreement of the parties.

3. Customary Provisions

The Definitive Agreement will contain customary representations and warranties for a transaction of this type on the part of KT and the KULR, including:

a)      The party is a US corporation duly organized, validly existing and in good standing under the laws of its state of incorporation;

b)     The party has complied with all applicable laws and regulations including, without limitation, all federal and state securities laws and regulations; the party is not, and has not, and to its knowledge the past and present officers, directors and affiliates of such party are not and have not, been the subject of, nor does any such party have any reason to believe that it or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging the violation of any laws or regulations;

c)      The party has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation other than as provided in a separate schedule to the other parties;

The Definitive Agreement will also contain customary indemnification provisions to secure breaches of representations and warranties by the parties.

4. Conditions

Closing of the transaction contemplated under the Definitive Agreement shall be subject to usual and customary conditions, including:

a)      Delivery of customary legal opinions, closing certificates, and other documentation;

b)      Each party obtaining all necessary board and stockholder and consents; and

c)      Delivery by KULR of financial statements for 2014, 2015, and the first three quarters of 2016. Such financial statements shall be prepared pursuant to GAAP standards and shall be accompanied by an audit opinion rendered by a PCAOB registered audit firm. The audit opinion shall be unqualified except as to KULR’s ability to continue as a going concern, if applicable.

5. Non-binding agreement in principal

Except as otherwise provided below, this LOI represents the non-binding agreement in principle of the parties. Only the Definitive Agreement, duly executed and delivered by KT and KULR, will be enforceable, and it will supersede the provisions of this LOI and all other agreements and understandings between the parties with respect to the subject matter of this LOI. This LOI does not constitute either an offer to sell or an offer to purchase securities. Notwithstanding the foregoing, the parties agree that Sections 9, 10, and 11 of this LOI shall be the binding and enforceable agreements of the parties and shall remain in force in the event of any termination of this LOI or breach by a party hereto.

6. Conduct of Business of KULR Prior To Closing

Until the Closing Date, KULR agrees to conduct the business of KULR in substantially the same manner as it is presently conducted and to make no material changes in the business without informing KT prior thereto.

Closing of the transaction contemplated under the Definitive Agreement shall be conditioned upon there having been no material adverse changes and no material adverse developments in the assets, liabilities, business, properties, operations, financial condition, results of operations, or prospects of KULR’s business between the date of this LOI and the Closing Date.

7. Pre-Closing Covenants

The Parties shall cooperate with each other and use their reasonable best efforts to execute and deliver the Definitive Agreement and all other documents necessary and desirable to effect the transaction contemplated hereby as soon as possible and to thereafter satisfy each condition to Closing specified thereunder.

8. Due Diligence and Costs

Immediately upon execution of this LOI, each party and its advisors will have full access during normal business hours to copies of all documents and information (the “Materials”) regarding the business and operations of the other party that are pertinent to the transaction contemplated by this LOI.

Each party will bear their own costs and expenses relating to this due diligence process as well as the negotiation and implementation of the Definitive Agreement, including all legal and accounting fees. Upon the abandonment of this transaction by the parties, each party will return to the other any Materials received or certify the Materials as destroyed if the Definitive Agreement is not executed.

9. Exclusivity

From and after the date hereof and until the Closing Date (the “Exclusivity Period”), KULR hereby covenants and agrees that it will not enter into any agreement or consummate any transaction with any other person, in whatever form, other than in the ordinary course of business consistent with past practice (including, without limitation, merger, acquisition, joint venture, sale of assets, license agreement, distribution agreement, etc.) or enter into any other transaction that would preclude the consummation of the Definitive Agreement as contemplated herein. Each of the parties acknowledges that during the Exclusivity Period, each will incur additional legal and professional costs and expenses in connection with the due diligence activities incident to the planned transaction and that in the event of a breach by either party of this Section 9 all such expenses shall be paid by the breaching party.

10. Governing Law	This LOI and the Definitive Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts or choice of laws thereof.
11. Confidentiality

Each party to this LOI agrees that they will maintain the confidentiality of this LOI, the Materials and the details of the transactions contemplated hereby, and not use any confidential information it may receive from the other party for any purpose other than to consummate the Definitive Agreement. The term “confidential information” includes information or material that has actual or potential commercial value to the disclosing party, its affiliates and/or its business partners or customers, provided that no such Materials shall be considered to be confidential information hereunder (a) which is in or which comes into the public domain otherwise than as a result of a breach of those undertakings by the receiving party or (b) which is or which becomes available to the receiving party on a non-confidential basis prior to disclosure by the disclosing party.

Except as authorized in writing by the disclosing party, the receiving party agrees to keep strictly confidential and not use for its benefit or the benefit to any other person or entity (other than the disclosing party) the confidential information. Confidential Information includes the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, and whether or not marked “trade secret” or “confidential” or any similar legend: (i) lists of and/or information concerning customers, prospective customers, suppliers, employees, consultants, co-venturers and/or joint venture candidates of the disclosing party, its affiliates or its customers; (ii) information submitted by customers, prospective customers, suppliers, employees, consultants and/or co-venturers of the disclosing party, its affiliates and/or its customers; (iii) non-public information proprietary to the disclosing party, its affiliates and/or its customers, including, without limitation, cost information, profits, sales information, prices, accounting, unpublished financial information, business plans or proposals, expansion plans (for current and proposed facilities), markets and marketing methods, advertising and marketing strategies, administrative procedures and manuals, the terms and conditions of the disclosing party’s contracts and trademarks and patents under consideration, distribution channels, franchises, investors, sponsors and advertisers; (iv) proprietary technical information concerning products and services of the disclosing party, its affiliates and/or its business partners or customers, including, without limitation, product data and specifications, diagrams, flow charts, know how, processes, designs, formulae, inventions and product development; (v) lists of and/or information concerning applicants, candidates or other prospects for employment, independent contractor or consultant positions at or with any actual or prospective customer of disclosing party and/or its affiliates, any and all confidential processes, inventions or methods of conducting business of the disclosing party, its affiliates and/or its business partners or customers; (vi) acquisition or merger targets; (vii) business plans or strategies, data, records, financial information or other trade secrets concerning the actual or contemplated business, strategic alliances, policies or operations of the disclosing party or its affiliates; or (viii) any and all versions of proprietary computer software (including source and object code), hardware, firmware, code, discs, tapes, data listings and documentation; or (ix) any other confidential information disclosed to the receiving party by, or which the receiving party is obligated under a duty of confidence from, the disclosing party, its affiliates, and/or its business partners or customers.

In addition, all negotiations regarding the Definitive Agreement will be confidential and will not be disclosed to anyone other than respective advisors and internal staff of the Parties. No press or other publicity release will be issued to the general public concerning the proposed transaction without mutual consent, unless required by law, and then only upon prior written notice to the other party and the other party’s approval which shall not be unreasonably withheld.

This LOI may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery to us of an executed copy of this LOI by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery to us of the LOI as of the date of successful transmission to us.

We look forward to working with you to complete the Definitive Agreement successfully and expeditiously. If the foregoing correctly sets forth your understanding, please evidence your agreement to this LOI by executing a copy in the space set forth below.

Sincerely,

KT High Tech Marketing, Inc.

By: /s/ Michael Mo
Michael Mo, CEO

Agreed to and Accepted:

This 1st day of November, 2016.

KULR Technology Corporation:

By: /s/ Timothy R. Knowles

Print name: Timothy R. Knowles

Title: Director and CTO